Exhibit 99.1

September 9, 2013

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend rue21 Stockholders Vote ‘FOR’ Proposed Acquisition by Apax Partners

WARRENDALE, Pa.—(BUSINESS WIRE)— rue21, inc. (NASDAQ:RUE) (“rue21”), a leading specialty apparel retailer of girls and guys apparel and accessories, today announced that the two leading independent proxy voting advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis & Co., have both recommended that rue21 shareholders vote ‘FOR’ the proposed acquisition by Apax Partners.

As previously announced on May 23, 2013, rue21 entered into a definitive agreement under which funds advised by Apax Partners will acquire all outstanding shares of rue21 for $42.00 per share in cash.

A special meeting of rue21’s stockholders to consider and vote on the acquisition is scheduled to be held on September 19, 2013 at 9:00 a.m. Eastern Time at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086. rue21 stockholders of record as of the close of business on August 5, 2013 will be entitled to vote at the Special Meeting.

The SKM II funds, which collectively own approximately 30% of the outstanding shares of rue21, have entered into a support agreement to vote their shares in favor of the transaction with Apax Partners. The transaction with Apax Partners is subject to approval of stockholders, including a majority of the rue21 stockholders unaffiliated with the SKM II funds and certain other specified stockholders as well as other customary closing conditions.

If rue21 stockholders have questions about the Special Meeting or require assistance in voting their proxies, they should call rue21’s proxy solicitor, Georgeson Inc., at 866-295-8105.

About rue21, inc.

rue21 is a leading specialty apparel retailer offering exclusive branded merchandise and the newest trends at a great value. rue21 currently operates 969 stores in 47 states. Learn more at www.rue21.com.

Additional Important Information and Where to Find It

This announcement may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, rue21 filed a Rule 13e-3 Transaction Statement and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on August 19, 2013. The definitive proxy statement and a form of proxy has been mailed to the stockholders of the rue21. Stockholders of rue21 are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about rue21, Apax, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by rue21 with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by rue21 by directing a written request to rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company. rue21, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of rue21 in connection with the proposed merger. Information about those executive officers and directors of rue21 and their ownership of rue21 common stock is set forth in the definitive proxy statement on Schedule 14A for rue21’s Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2013, and its Annual Report on Form 10-K for the year ended February 2, 2013, which was filed with the SEC on April 3, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from rue21 by contacting rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction was included in the definitive proxy statement on Schedule 14A which the Company filed with the SEC on August 19, 2013 and may be updated or supplemented in other documents that rue21 may file with the SEC.

Forward-Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) rue21 may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of rue21 may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) rue21 may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of rue21 are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended February 2, 2013, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, rue21 undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

For rue21

Sard Verbinnen & Co

George Sard/Andrew Cole/Brooke Gordon

Tel: 212-687-8080

Email: bgordon@sardverb.com

or

ICR, Inc

Joseph Teklits/Jill Gaul

Tel: 203-682-8200

Email: jteklits@icrinc.com

Email: jill.gaul@icrinc.com

or

For Apax Partners

Apax Partners

Sarah Rajani

Tel: +44 (0)20 7872 6573

Email: sarah.rajani@apax.com

or

US inquiries

Kekst and Company

Todd Fogarty

Tel: +1 212 521 4854

Email: todd-fogarty@kekst.com

Source: rue21, inc.

News Provided by Acquire Media